Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Evergy Announces 2019 Third Quarter Results
Increases quarterly dividend

•	GAAP EPS of $1.56; Adjusted EPS (Non-GAAP) of $1.57

•	Increases quarterly dividend to $0.505 per share, annualized to $2.02

KANSAS CITY, MO., November 6, 2019 - Evergy, Inc. (NYSE: EVRG) today announced third quarter 2019 earnings of $367 million, or $1.56 per share, compared with earnings of $355 million, or $1.32 per share, for the third quarter of 2018.

Evergy’s adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $370 million and $1.57, respectively, in the third quarter of 2019 compared with $371 million and $1.38, respectively, in the third quarter of 2018. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP), which exclude certain merger-related costs and/or benefits, are reconciled to GAAP earnings in the financial table included in this release.

Third quarter earnings were driven by higher gross margins, due primarily to favorable weather and new retail rates net of the 2018 provision for rate refund for the lower corporate tax rate, and fewer shares outstanding. These gains were partially offset by higher depreciation expense and unfavorable regulatory outcomes.

Evergy reaffirmed its guidance for 2019 adjusted earnings of $2.80 to $3.00 per share. A reconciliation of this guidance to GAAP guidance is included in the presentation that accompanies the earnings call. Additionally, Evergy increased its dividend to $2.02 per share on an annualized basis.

“Evergy delivered another solid quarter and continues to be on track for the year, despite regulatory headwinds” said Terry Bassham, Evergy president and chief executive officer. “Additionally, we have increased our dividend by 6.3%, consistent with our long-term dividend growth guidance. We remain focused on executing our operating priorities and realizing the benefits of our merger completed last year, which we are confident will drive sustainable value creation.”

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.505 per share payable on December 20, 2019. The dividends are payable to shareholders of record as of November 27, 2019.

Earnings Conference Call

Evergy management will host a conference call Thursday, November 7, with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 6939917. A webcast of the live conference call will be available at www.evergyinc.com.

______________________________________________________________________________________________________
evergyinc.com

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed third-quarter financial information, the Company's quarterly report on Form 10-Q for the period ended September 30, 2019 and other filings the Company has made with the Securities and Exchange Commission are available on the Company's website at www.evergyinc.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain non-recurring costs and/or benefits resulting from rebranding, voluntary severance and the Great Plains Energy and Evergy Kansas Central merger. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

The following table provides a reconciliation between net income attributable to Evergy, Inc., diluted earnings per common share, pro forma net income attributable to Evergy, Inc. and pro forma diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).

______________________________________________________________________________________________________
evergyinc.com

Evergy, Inc.
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended September 30	2019		2018
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$366.8	$1.56	$355.0	$1.32
Pro forma adjustments(a):
Non-recurring merger costs and other	—	—	3.9	0.02
Pro forma net income attributable to Evergy, Inc.	$366.8	$1.56	$358.9	$1.34
Non-GAAP reconciling items:
Rebranding costs, pre-tax(b)	3.6	0.01	—	—
Voluntary severance costs, pre tax(c)	0.4	—	16.3	0.06
Income tax benefit (d)	(1.0)	—	(4.3)	(0.02)
Adjusted earnings (non-GAAP)	$369.8	$1.57	$370.9	$1.38

(a)Reflects pro forma adjustments made in accordance with Article 11 of Regulation S-X and ASC 805 - Business Combinations. See Note 2 to the consolidated financial statements in the Evergy Companies' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 for further information regarding these adjustments.
(b)Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects voluntary severance costs incurred associated with certain severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d)Reflects an income tax effect calculated at a 26.1% statutory rate, with the exception of certain non-deductible items.

______________________________________________________________________________________________________
evergyinc.com

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year to Date September 30	2019		2018
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$606.0	$2.49	$517.3	$2.61
Pro forma adjustments(a):
Great Plains Energy earnings prior to merger	—	—	94.4	0.35
Great Plains Energy shares prior to merger	n/a	—	n/a	(0.71)
Non-recurring merger costs and other	—	—	82.8	0.30
Pro forma net income attributable to Evergy, Inc.	$606.0	$2.49	$694.5	$2.55
Non-GAAP reconciling items:
Rebranding costs, pre-tax(b)	4.7	0.02	—	—
Voluntary severance costs, pre tax(c)	15.1	0.06	16.3	0.06
Composite tax rate change(d)	—	—	(52.6)	(0.19)
Deferral of merger transition costs, pre-tax(e)	—	—	(28.5)	(0.10)
Inventory write-off at retiring generating units, pre-tax(f)	—	—	12.3	0.04
Income tax expense (benefit)(g)	(4.6)	(0.02)	(0.1)	—
Adjusted earnings (non-GAAP)	$621.2	$2.55	$641.9	$2.36

(a)Reflects pro forma adjustments made in accordance with Article 11 of Regulation S-X and ASC 805 - Business Combinations. See Note 2 to the consolidated financial statements in the Evergy Companies' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 for further information regarding these adjustments.
(b)Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects voluntary severance costs incurred associated with certain severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d)Reflects the revaluation of Evergy Kansas Central's deferred income tax assets and liabilities based on the Evergy composite tax rate as a result of the merger in June 2018 and are included in income tax expense on the consolidated statements of comprehensive income.
(e)Reflects the portion of the $47.8 million deferral of merger transition costs to a regulatory asset in June 2018 that related to costs incurred prior to 2018. The remaining merger transition costs included within the $47.8 million deferral were both incurred and deferred in 2018 and did not impact earnings. This item is included in operating and maintenance expense on the consolidated statements of comprehensive income.
(f)Reflects obsolete inventory write-offs for Evergy Kansas Central's Unit 7 at Tecumseh Energy Center, Units 3 and 4 at Murray Gill Energy Center and Units 1 and 2 at Gordon Evans Energy Center, which were committed to be retired upon the consummation of the merger, and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(g)Reflects an income tax effect calculated at a 26.1% statutory rate, with the exception of certain non-deductible items.

______________________________________________________________________________________________________
evergyinc.com

About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries Evergy Metro and Evergy Kansas Central, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy’s mission is to empower a better future. Today, about half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergy.com.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the expected financial and operational benefits of the merger of Great Plains Energy Incorporated (Great Plains Energy) and Evergy Kansas Central, Inc. that resulted in the creation of Evergy, Inc. (including cost savings, operational efficiencies and the impact of the merger on earnings per share), cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, the outcome of regulatory and legal proceedings, employee issues and other matters affecting future operations.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions and any related impact on sales, prices and costs; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; changes in business strategy or operations; the impact of unpredictable federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; the impact of climate change, including reduced demand for coal-based energy because of actual or perceived climate impacts and the development of alternate energy sources; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the LIBOR benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; weather conditions, including weather-related damage and the impact on sales, prices and costs; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; the inherent uncertainties in estimating the effects of weather, economic conditions, climate change and other factors on customer consumption and

______________________________________________________________________________________________________
evergyinc.com

financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies' ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; the possibility that the expected value creation from the merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration, including the diversion of management time; difficulties in maintaining relationships with customers, employees, regulators or suppliers; disruption related to the rebranding of the Evergy Companies, including the impact of the rebranding on customers making timely payments; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Part II, Item 1A, Risk Factors included in the Evergy Companies’ combined Form 10-Q for the quarter ended September 30, 2019, together with the risk factors included in the Evergy Companies' combined 2018 Form 10-K under Part I, Item 1A, should be carefully read for further understanding of potential risks for the Evergy Companies. Reports filed by the Evergy Companies with the Securities and Exchange Commission should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@evergy.com Media line: 888-613-0003

______________________________________________________________________________________________________
evergyinc.com